                                                                   EXHIBIT 10.18

                                 AMENDMENT NO. 3
                                       TO
                          SECURITIES PURCHASE AGREEMENT

         This Amendment No. 3 to Securities Purchase Agreement ("Amendment No. 3") is made as of May 14, 2004 by and among HEALTH FITNESS CORPORATION, a Minnesota corporation (the "Company"), HEALTH FITNESS REHAB, INC., a Minnesota corporation ("Rehab"), FITNESS CENTERS OF AMERICA, a California corporation ("Fitness"), HEALTH FITNESS CORPORATION OF CANADA, INC., an Alberta, Canada corporation ("HFC Canada"), and BAYVIEW CAPITAL PARTNERS LP, a Delaware limited partnership (the "Purchaser"). The Company, Rehab, Fitness, and HFC Canada are referred to in this Amendment No. 3 each individually as a "Loan Party" and collectively as the "Loan Parties."

                                   BACKGROUND

         A. The Loan Parties and the Purchaser entered into a Securities Purchase Agreement dated as of August 25, 2003, as amended by Amendment No. 1 dated as of December 5, 2003 and Amendment No. 2 dated April 2, 2004 (the "Agreement").

         B. The Loan Parties have informed the Purchaser that the following Events of Default have occurred under the Agreement (the "Existing Defaults"):

                  (i) the Loan Parties did not comply with the Senior Cash Flow Leverage Ratio as of January 31, 2004, February 29, 2004 and March 31, 2004, as required by Paragraph A of the Financial Covenants Rider to the Agreement;

                  (ii) the Loan Parties did not comply with the Senior Leverage Ratio as of January 31, 2004 and March 31, 2004, as required by Paragraph B of the Financial Covenants Rider to the Agreement; and

                  (iii) the Loan Parties and the Purchaser did not mutually agree to an amended and restated Financial Covenants Rider on or prior to April 30, 2004, as required by Section 9.01(p) of the Agreement.

         C. The Loan Parties have informed the Purchaser that the Loan Parties intend to amend the Senior Credit Agreement pursuant to a Second Amendment to Credit Agreement and Waiver of Defaults by and between the Loan Parties and Wells Fargo Bank, N.A. (the "Wells Fargo Amendment").

         D. The Loan Parties have requested, and the Purchasers have agreed to
(i) waive the Existing Defaults, (ii) consent to the Wells Fargo Amendment, and
(iii) amend certain terms and provisions of the Agreement, as set forth in this Amendment No. 3.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Capitalized Terms. Except as specified in this Amendment No. 3, all terms of the Agreement remain unchanged. Capitalized terms used in this Amendment No. 3 and not otherwise defined have the meanings given to them in the Agreement.

         2. Waiver and Consent. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the agreements and representations and warranties of the Loan Parties set forth in this Amendment No. 3, the Purchaser waives the Existing Defaults and consents to the Wells Fargo Amendment. The waiver and consent are strictly limited to the Existing Defaults and the Wells Fargo Amendment and (i) are not a consent to any waiver or modification of any other term or condition of the Agreement or, with respect to the Existing Defaults, for any period ending on a date other than that applicable to the Existing Defaults, and (ii) do not prejudice any right or remedy that the Purchaser may now have or may in the future have under or in connection with the Agreement. Further, the waiver and consent are provided by the Purchaser as an accommodation to the Loan Parties and are not a course of action upon which the Loan Parties may rely in the future.

         3. Amendment to the Agreement. The Financial Covenants Rider attached to the Agreement, as amended and restated by Amendment No. 1, is amended and replaced in its entirety by the Financial Covenants Rider attached as Exhibit A to this Amendment No. 3.

         4. Representations and Warranties of the Loan Parties. To induce the Purchaser to enter into this Amendment No. 3, the Loan Parties represent and warrant to the Purchaser as follows:

                  4.1 No Material Adverse Change.  Since December 5,
2003, there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect on any Loan Party.


                  4.2 No Event of Default. Except for the Existing Defaults, (i) each Loan Party has performed all of its obligations under the Agreement and the Ancillary Agreements to be performed by it on or before the date hereof and,
(ii) as of the date hereof, each Loan Party is in compliance with all applicable terms and provisions of the Agreement and each of the Ancillary Agreements to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default has occurred.

                  4.3 Authority and Consents.

                           (a) The execution, delivery and performance of this Amendment No. 3 by each Loan Party have been duly authorized by each Loan Party and do not conflict with, or result in a default, right to accelerate, loss of rights under, or the creation of any Lien pursuant to, any provision of any Loan Party's Organizational Documents, or any agreement, law, rule or regulation, or any order, judgment or decree to which any Loan

         Party is a party or by which any Loan Party, or its respective properties are bound or affected (except for any Lien created under the Agreement or the Ancillary Agreements).

                           (b) Each Loan Party has full power and authority to enter into this Amendment No. 3 and to carry out the transactions contemplated by this Amendment No. 3. This Amendment No. 3 has been duly executed and delivered on behalf of each Loan Party and constitutes valid and binding obligations of each Loan Party enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

                           (c) No consent is required to be obtained or made by any Loan Party in connection with the execution, delivery and performance of this Amendment No. 3 by each Loan Party.

                  4.4 No Adverse Claim. No events have taken place and no circumstances exist on the date hereof which would give the Loan Parties a basis to assert a defense, offset or counterclaim to any claim of the Purchaser under the Agreement or any Ancillary Agreement.

         5. Conditions Precedent. The effectiveness of this Amendment No. 3 is subject to satisfaction of the following conditions:

                  5.1 Representations and Warranties True. The representations and warranties of the Loan Parties in this Amendment No. 3 are true and correct on and as of the date hereof.

                  5.2 Compliance with Agreement. The Loan Parties have performed and complied with all agreements and conditions required by this Amendment No. 3 to be performed and complied with by them prior to or as of the date hereof.

                  5.3 No Event of Default. Except for the Existing Defaults, as of the date hereof, no condition or event exists or has occurred which would constitute an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

                  5.4 Delivery of Documents and Fees. The Loan Parties, or other appropriate Persons at the direction or request of the Loan Parties, have delivered to the Purchaser the following, duly executed as appropriate:

                           (a) this Amendment No. 3;

                           (b) a true, correct and complete copy of the Wells Fargo Amendment; and

                           (c) payment of all reasonable costs and expenses incurred by the Purchaser in connection with the drafting, negotiation and closing of the transactions contemplated by this Amendment No. 3.

         6. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Amendment No. 3 will survive the closing of the transactions contemplated hereby and will not be affected by any examination or knowledge of, or the acceptance of any certificate or opinion by, the Purchaser.

         7. Governing Law. This Amendment No. 3 will be construed and enforced in accordance with the substantive laws of the State of Minnesota without giving effect to its conflicts of law principles.

         8. Entire Agreement. This Amendment No. 3 and the other documents referred to herein, including but not limited to the Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. The Agreement (as amended by this Amendment No. 3) supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

         9. No Waiver. Except for the waiver of the Existing Defaults provided in Section 2, this Amendment No. 3 is not intended to operate as, and may not be construed as, a waiver of any Event of Default whether known to the Purchaser or unknown, and all rights and remedies of the Purchaser with respect to any such Event of Default remain reserved.

         10. Payment of Expenses. As provided in Section 10.02(b) of the Agreement, the Loan Parties agree to reimburse the Purchaser for all reasonable costs and expenses incurred by such Purchaser in connection with the drafting, negotiation and closing of the transactions contemplated hereby.

         11. Binding Nature of Loan Documents; Release. The Loan Parties acknowledge and agree that the terms, conditions and provisions of the Agreement and of each Ancillary Agreement executed and delivered in connection with the Agreement are fully binding and enforceable agreements, and are not subject to any defense, counterclaim, set off or other claim of any kind or nature. The Loan Parties reaffirm and restate their duties, obligations and liabilities under the Agreement and each Ancillary Agreement executed by them in connection with the Agreement. The Loan Parties, on their own behalf and on behalf of their predecessors, successors and assigns, acknowledge that as of the date hereof, none of such parties has any claims or causes of action of any kind whatsoever pertaining to or arising out of the transactions contemplated by the Agreement against the Purchaser or any of its affiliates, officers, directors, employees, agents, attorneys, representatives, predecessors, successors or assigns. Each of the Loan Parties releases the Purchaser and each of its affiliates, officers, directors, employees, agents, attorneys, representatives, predecessors, successors or assigns, from any and all claims, causes of action, demands and liabilities of any kind whatsoever pertaining to or arising out of the transactions contemplated by the Agreement, this Amendment No. 3 and each of the Ancillary Agreements, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which any of the Loan Parties has or may acquire in the future relating in any way to any event, circumstance, action or failure to act from the beginning of time through the date hereof.

         12. Reference to the Agreement. From and after the date of this Amendment No. 3, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of similar meaning referring to the Agreement, and each reference in any Ancillary Agreement to the Agreement or "thereunder," "thereof," "therein" or words of similar meaning referring to the Agreement mean and are a reference to the Agreement as amended by this Amendment No. 3.

         13. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which will be an original, but all of which will constitute one and the same instrument. Any executed counterpart of this Amendment No. 3 delivered by facsimile or other electronic transmission to a party to this Amendment No. 3 will constitute an original counterpart of this Amendment No. 3.

         14. No Other Modification. Except as expressly amended by the terms of this Amendment No. 3, all other terms of the Agreement remain unchanged and in full force and effect.

                                    * * * * *

         IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed by the parties hereto on the day and year first above written.

LOAN PARTIES:                               PURCHASER:

HEALTH FITNESS CORPORATION                  BAYVIEW CAPITAL PARTNERS LP

                                            By:   Bayview Capital Management LLC
By:   /s/  Wesley W. Winnekins                    ------------------------------
      ------------------------------         Its: General Partner
 Its: CFO and Treasurer

                                            By:   Sean Epp
HEALTH FITNESS REHAB, INC.                        ------------------------------
                                             Its: Director
By:   /s/  Wesley W. Winnekins
      ------------------------------
 Its: CFO and Treasurer

FITNESS CENTERS OF AMERICA

By:   /s/  Wesley W. Winnekins
      ------------------------------
 Its: CFO and Treasurer

HEALTH FITNESS CORPORATION OF
CANADA, INC.

By:   /s/  Wesley W. Winnekins
      ------------------------------
 Its: CFO and Treasurer

                                    EXHIBIT A

                            FINANCIAL COVENANTS RIDER
                        TO SECURITIES PURCHASE AGREEMENT

A. Fixed Charge Coverage Ratio. The Company will maintain its Fixed Charge Coverage Ratio, determined as of the end of each fiscal quarter, (i) on a year to date basis, beginning with the fiscal quarter ending June 30, 2004 through the fiscal quarter ending December 31, 2004, at not less than 2.75 to 1.00, and (ii) on a trailing twelve month basis, beginning with the fiscal quarter ending March 31, 2005 and for each fiscal quarter thereafter, at not less than 2.75 to 1.00.

B.       EBITDA.

         (1) The Company will achieve minimum EBITDA, determined as of the end of each fiscal quarter on a year-to-date basis during each fiscal quarter described below, at not less than the amount set forth below opposite such quarter:

                                                        Year-to-Date
Fiscal Quarter Ending                                  Minimum EBITDA
---------------------                                  --------------
June 30, 2004                                            $1,300,000
September 30, 2004                                       $2,100,000
December 31, 2004                                        $3,000,000

         (2) The Company will achieve minimum EBITDA, determined as of the end of each fiscal quarter on a trailing twelve month basis during each fiscal quarter described below, at not less than the amount set forth below opposite such quarter:

                                                                         Trailing Twelve Month
Each Fiscal Quarter Ending                                                 Minimum EBITDA
--------------------------                                               ---------------------
March 31, 2005 through December 31, 2005                                       $3,250,000
March 31, 2006 through December 31, 2006                                       $3,500,000
March 31, 2007 through December 31, 2007                                       $4,000,000
March 31, 2008 through December 31, 2008                                       $4,500,000
and thereafter

C. Cash Flow Leverage Ratio.

         (1) The Company will at all times maintain its Cash Flow Leverage Ratio, with the EBITDA computed on a basis annualized from January 1, 2004 through the date of determination, determined as of the last day of each fiscal quarter, at not more than the ratio set forth below:

                         Financial Covenants Rider - 1

                                               Maximum Cash Flow
Fiscal Quarter Ending                           Leverage Ratio
---------------------                          ------------------
June 30, 2004                                   2.00 to 1.00
September 30, 2004                              1.75 to 1.00
December 31, 2004                               1.75 to 1.00

         (2) Beginning on the fiscal quarter ending March 31, 2005 and for each fiscal quarter thereafter, the Borrower will at all times maintain its Cash Flow Leverage Ratio on a trailing twelve month basis determined as of the last day of each fiscal quarter, at not more than 1.75 to 1.00.

D. Senior Leverage Ratio. The Company will maintain its Senior Leverage Ratio, determined as of the end of each fiscal quarter during each fiscal quarter described below, at not more than the ratio set forth below opposite such quarter:

                                                         Maximum Senior
Fiscal Quarter Ending                                    Leverage Ratio
-----------------------------                            --------------
June 30, 2004                                             4.00 to 1.00
September 30, 2004                                        3.25 to 1.00
December 31, 2004                                         2.75 to 1.00
March 31, 2005 and thereafter                             2.50 to 1.00

E. Capital Expenditures. The Loan Parties (calculated on a consolidated basis) will not make any Capital Expenditures which, in the aggregate, exceed $325,000 in any fiscal year.

F. Defined Terms. For purposes of this Financial Covenants Rider, the following terms have the meanings indicated.

         "Capital Expenditures" of any Person means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on such Person's balance sheet.

         "Cash Flow Leverage Ratio" means, as of any date, the ratio of the sum of the Company's (i) Senior Funded Debt and (ii) Subordinated Debt of the Purchaser's as of such date to its EBITDA.

         "Current Maturities of Long Term Debt" means as of a given date, the amount of the Company's long-term debt and capitalized leases which became due during the period ending on the designated date.

         "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined,

                         Financial Covenants Rider - 2

         (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) obligations of such Person to pay money under non-compete, consulting or similar agreements, and (iv) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP. Unless otherwise stated, Debt means Debt of the Company and its Subsidiaries.

         "EBITDA" means, as of any date, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and Intangible Assets, before
         (a) special extraordinary gains, (b) minority interests, and (c) miscellaneous gains and losses, in each case for the twelve-month period ending on such date (except where noted otherwise), computed and calculated in accordance with GAAP.

         "Escrow Account" means the account or accounts established under the Escrow Agreement.

         "Fixed Charge Coverage Ratio" means, as of any date, the ratio of (i) the Company's EBITDA, minus the sum of the Company's (A) Capital Expenditures and (B) taxes, to (ii) the sum of the Company's (A) Interest Expense (measured on the same basis as the Fixed Charge Coverage Ratio), and (B) Current Maturities of Long Term Debt.

         "Funded Debt" means all interest-bearing Debt of the Company or any Subsidiary.

         "Intangible Assets" means all intangible assets as determined in accordance with GAAP and including intellectual property rights, goodwill, accounts due from Affiliates or employees, deposits, deferred charges or treasury stock or any securities or Debt of the Company or its Subsidiaries or any other securities unless the same are readily marketable in the United States or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Senior Lender.

         "Interest Expense" means, as of any date, during the twelve-month period ending on such date (except where noted otherwise), the Company's total gross interest expense (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

         "Net Worth" means the aggregate of capital and retained earnings of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, except for

                         Financial Covenants Rider - 3
         the purposes of this agreement the preferred stock of the Company shall be included in Net Worth.

         "Senior Debt" means all Debt of the Company or any Subsidiary other than Subordinated Debt.

         "Senior Funded Debt" means all interest-bearing Debt of the Company or any Subsidiary other than Subordinated Debt.

         "Senior Leverage Ratio" means, as of any date, the ratio of the Company's consolidated Senior Debt, reduced by the outstanding principal balance of the portion of the Escrow Account funded by the Senior Lender, to its consolidated Tangible Net Worth plus Subordinated Debt.

         "Subordinated Debt" means Debt of the Company or any Subsidiary which is subordinated in right of payment to all indebtedness of the Company to the Senior Lender, on terms that have been approved in writing by the Senior Lender and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt.

         "Tangible Net Worth" means the difference between (i) Net Worth and
         (ii) Intangible Assets.

                         Financial Covenants Rider - 4

                           HEALTH FITNESS CORPORATION

                             COMPLIANCE CERTIFICATE

         The undersigned is the Chief Financial Officer of Health Fitness Corporation, a Minnesota corporation (the "Company"). Pursuant to the Securities Purchase Agreement dated as of August 25, 2003, as amended (the "Agreement"), by and among the Company, the other Loan Parties thereto, Bayview Capital Partners LP ("Bayview") and any other Purchasers thereto, the undersigned certifies to each Purchaser that:

         1. The financial statements as of __________________, _____ and for the period then ended which are attached to this certificate are complete and correct in all material respects and fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date of the financial statements and the results of operations for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         2. [ ] Unless indicated by checking the box at the beginning of this paragraph, the undersigned does not have knowledge of the occurrence of any Event of Default as defined in the Purchase Agreement, or of any event, condition or occurrence which with the giving of notice or passage of time or both would constitute an Event of Default (each a "Pending Event of Default"), not previously reported to the Purchasers in a prior Compliance Certificate. If the undersigned does have knowledge of any such Event of Default or Pending Event of Default, the facts related to such Event of Default or Pending Event of Default are attached hereto.

         3. As of the date and for the period ended on the date of the attached financial statements, the actual and required financial covenants contained in the Financial Covenants Rider are as follows:

FINANCIAL COVENANT                   ACTUAL                           REQUIRED
-----------------------------        -------                          ---------
Fixed Charge Coverage Ratio
Minimum EBITDA
Cash Flow Leverage Ratio
Senior Leverage Ratio
Capital Expenditures (annual)

         4. Attached to this certificate are schedules showing the computation of the actual ratios referred to above.

                                    * * * * *

                         Financial Covenants Rider - 5

         IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this ________________ ____, ________.

HEALTH FITNESS CORPORATION

By:
   ------------------------------
 Its: Chief Financial Officer

                         Financial Covenants Rider - 6